Exhibit 32.3

CERTIFICATION OF CHIEF FINANCIAL OFFICER
 PURSUANT TO 18 U.S.C. SECTION 1350,
 AS ADOPTED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Anthony Branca, Chief Financial Officer of ICON Capital Corp., the General Partner of the Registrant, in connection with the Annual Report of ICON Income Fund Eight B L.P. (the “LP”) on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”) certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the LP.

Date: March 25, 2009

/s/ Anthony Branca
Anthony Branca
Chief Financial Officer ICON Capital Corp. General Partner of ICON Income Fund Eight B L.P.